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                                                                 Exhibit 23.1






                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Post-effective Amendment No. 1 to the Registration Statement (Form S-8 No. 33-46327) pertaining to the Huntington Investment and Tax Savings Plan of Huntington Bancshares Incorporated and in the related Prospectus of our report dated June 28, 2000 with respect to the financial statements and schedule of the Huntington Investment and Tax Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.





                                     s/ Ernst & Young LLP


Columbus, Ohio
June 28, 2000



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